Exhibit 99.1

TILT Holdings Reports Second Quarter 2022 Results, Delivers 11% Sequential Revenue Growth

Delivers 8% QoQ and 22% YoY growth in the Company’s cannabis operations

Announced new brand partnerships and cross-collaboration products

Phoenix, Arizona, August 15, 2022 -- TILT Holdings Inc. (“TILT" or the “Company”) (NEO:TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, is reporting its financial and operating results for the three months and six months ended June 30, 2022. On June 18, 2022, TILT’s registration statement on Form 10 filed with the U.S. Securities and Exchange Commission (“SEC”) became automatically effective and TILT became a reporting company with the SEC on that date. As such, TILT’s financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).  All financial information is provided in U.S. dollars.

“TILT’s business strategy, while still in its infancy, was forged with an eye towards the type of market volatility the cannabis industry has endured over the first half of 2022,” said Gary Santo, CEO of TILT. “Macroeconomic conditions have exacerbated the pressures felt by cannabis operators, causing many to reduce their expectations for the remainder of the year, and the downstream effect on TILT was to be expected. The early results from our strategic shift continue to demonstrate that we are on the right path. By partnering with brands that have authenticity, depth, and a proven ability to compete, TILT’s cannabis operations grew more than 20% year-over-year and continue to outpace sequential market trends in the each of the states in which we operate. Most importantly, while retail and wholesale pricing has been volatile in those markets, pricing for our brand-partner products has remained relatively flat.”

“After getting off to a fast start in the quarter, our hardware business saw a shift in ordering patterns as some of our largest customers who have historically placed sizeable orders in the second quarter were still working through older inventory,” continued Santo. “As the largest supplier of CCELL products to cannabis operators throughout the country, we worked closely with our manufacturing partner to develop a new product and pricing structure better suited to these evolving conditions. I am pleased to announce that last week, we implemented this new structure, and the timing could not be better as TILT as we head into our fall selling season.”

Santo concluded, “The foundation for TILT is set. Early results have shown that we have the right strategy in place and the right team to execute upon it. That said, we are committed to increasing our pace given market conditions, with even more brand partners and SKUs to launch across a larger operating footprint going forward. Together with a more competitive hardware portfolio, the launch of our medical dispensary in Cambridge, Massachusetts later this month and New York operations on the horizon, we will continue to scale our operations while generating positive cash flow to fund our business and growth objectives.”

Q2 2022 Financial Summary

●	Revenue was $47.1 million compared to $48.5 million in the prior year. The decrease in revenue was driven by lower sales volume and pricing for certain products in the Company’s inhalation business, partially offset by more than 20% growth in the Company’s cannabis operations.
●	Gross profit was $10.9 million or approximately 23% of revenue, compared to $12.9 million or approximately 27% of revenue in the prior year. The decrease in gross profit was primarily driven by pricing of certain product lines in the Company’s hardware business, product mix at our Massachusetts facility as we transition to new genetics, as well as lower pricing in the Company’s wholesale cannabis operations.
●	Net Loss for the quarter was $7.1 million compared to a Net Income of $1.0 million in the prior year. The decrease was primarily due to the $6.7 million noncash goodwill impairment incurred in the quarter.
●	Adjusted EBITDA was $1.1 million compared to $7.1 million in the prior year. The decrease was driven by the lower sales volume and pricing contractions within the Company’s inhalation business, similar contractions in the wholesale cannabis operations, as well as higher operating expenses.
●	Year to date cash provided by operations was $3.8 million, compared to $2.7 million in the prior year, driven by the sell through of inventory.
●	Total cash balance at June 30, 2022 was $34.7 million compared to $7.0 million at December 31, 2021. This cash balance included restricted cash of $28.2 at June 30, 2022, compared to restricted cash of $2.7 million at December 31, 2021. Unrestricted cash and cash equivalents were $6.5 million compared to $4.2 million at December 31, 2021.
●	During the second quarter, the Company completed a sale leaseback for its Massachusetts facility and signed a purchase and sale agreement for its Pennsylvania facility totaling $55 million. The Massachusetts transaction closed in May 16, 2022 and the Pennsylvania transaction is targeted for September 30, 2022.

Q2 2022 Operational Highlights

The majority of operational highlights occurred in June, with one new partnership announced in May. These second quarter highlights include:

●	Launched Timeless, expanding its vaporization product footprint to patients in Ohio through a previously announced exclusive partnership.
●	Launched InfinityTM, Jupiter Research LLC’s proprietary vaporizer, featuring Commonwealth Alternative Care Inc. (“CAC”) cold press and cured resin cannabis oils, in Massachusetts for both medical and recreational use.
●	Announced a new manufacturing and distribution partnership with Highsman, a purpose-driven cannabis lifestyle brand founded by former NFL running back, Ricky Williams.
●	Announced exclusive partnership with social impact driven brand, Black Buddha Cannabis, to launch products in both Massachusetts and Pennsylvania later this year.

●	Launched a partnership with Last Prisoner Project, a non-profit organization dedicated to facilitating clemency, expungement, and successful re-entries for individuals with cannabis convictions.
●	Received its final license from the Massachusetts Cannabis Control Commission for medical marijuana sales in the Company’s Cambridge dispensary.

Recent Operational Highlights

●	Launched lifestyle cannabis brand ToastTM to both patients and adult-use consumers throughout Massachusetts at TILT subsidiary CAC’s locations in Taunton and Brockton, as well as wholesale dispensary partner locations.
●	Celebrated the Shinnecock Indian Nation and TILT breaking ground on Little Beach Harvest, a 5,000 square-foot cannabis dispensary located on Shinnecock tribal territory in Southampton, New York.

2022 Financial Guidance

Due to the evolving macroeconomic environment, inflationary impacts on consumer spending, and lower cannabis wholesale pricing in Massachusetts and Pennsylvania, TILT is revising its 2022 financial outlook and now expects revenue to range between $205 – $210 million, with Adjusted EBITDA ranging between $10 – $15 million.

Earnings Call and Webcast

TILT management will host a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Monday, August 15, 2022

Time: 5:00 p.m. Eastern Time

Toll-free dial-in number: (877) 423-9813

International dial-in number: (201) 689-8573

Conference ID: 13731638

Webcast: TILT Q2 2022 Earnings Call

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.tiltholdings.com.

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 37 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, Standard Farms Ohio, LLC in Ohio, and its partnership with the Shinnecock Indian Nation in New York. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Instagram: @tiltholdings

Twitter: @TILT_Holdings

Forward-Looking Information

This news release contains forward-looking information and statements under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information includes, without limitation, the expected performance of the collaboration between TILT and its brand partners, anticipated development, timing and release of future product offerings, anticipated effect of new pricing on future margins, expected timing for launch of dispensaries in Cambridge and Long Island, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments and the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that it will be completed on the terms described above and that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to, those described under the heading “Risk Factors” in Amendment No. 2 to the Form 10 Registration Statement filed by TILT with the United States Securities and Exchange Commission and on SEDAR at www.sedar.com.

Non-GAAP Financial and Performance Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are EBITDA, Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may also exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. The Company calculates EBITDA as net income (loss), plus (minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA excludes certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Juliet Fairbrother

MATTIO Communications

TILT@mattio.com

Table 1: Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

($ thousands)	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues, net	$47,055	$42,352	$48,469	$89,407	$95,286
Cost of goods sold	(36,110)	(32,999)	(35,580)	(69,109)	(68,852)
Gross profit	10,945	9,353	12,889	20,298	26,434

Operating expenses:
Wages and benefits	6,335	5,168	4,549	11,503	8,632
General and administrative	5,585	4,779	4,573	10,364	8,890
Sales and marketing	586	407	226	993	381
Share-based compensation	786	1,226	675	2,012	1,557
Depreciation and amortization	4,560	4,558	4,400	9,118	8,832
Impairment loss and loss on disposal of assets	6,669	697	—	7,366	—
Total operating expenses	24,521	16,835	14,423	41,356	28,292
Operating loss	(13,576)	(7,482)	(1,534)	(21,058)	(1,858)

Other income (expense):
Interest income	56	18	(16)	74	587
Other income	4	3	24	7	68
Change in fair value of warrant liability	3,913	(2,163)	5,930	1,750	(7,986)
Gain (loss) on sale of assets	—	1	8	1	(59)
Unrealized loss on investment	(49)	(45)	(53)	(94)	(758)
Loan receivable losses	(504)	(517)	—	(1,021)	—
Loss on termination of lease	—	—	(74)	—	(333)
Interest expense, net	(3,796)	(2,781)	(2,320)	(6,577)	(4,775)
Foreign exchange loss	—	—	(35)	—	(35)
Total other income (expense)	(376)	(5,484)	3,464	(5,860)	(13,291)
(Loss) income from operations before income tax and non-controlling interest	(13,952)	(12,966)	1,930	(26,918)	(15,149)

Income taxes
Income tax benefit (expense)	6,898	1,332	(896)	8,230	(874)
Net (loss) income before non-controlling interest	(7,054)	(11,634)	1,034	(18,688)	(16,023)
Less: Net loss attributable to non-controlling interest	3	5	—	8	—
Net (loss) income attributable to TILT Holdings Inc.	$(7,051)	$(11,629)	$1,034	$(18,680)	$(16,023)

Table 2: Reconcilation of Non-GAAP Measures (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

($ thousands)	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net (loss) income before non-controlling interest	(7,054)	$(11,634)	$1,034	$(18,688)	$(16,023)

Add (Deduct) Impact of:
Interest income	(56)	(18)	16	(74)	(587)
Interest expense, net	3,796	2,781	2,320	6,577	4,775
Income tax expense (benefit)	(6,898)	(1,332)	896	(8,230)	874
Depreciation and amortization	6,128	6,168	5,659	12,296	11,284
Total Adjustments	2,970	7,599	8,891	10,569	16,346

EBITDA (Non-GAAP)	$(4,084)	$(4,035)	$9,925	$(8,119)	$323

Add (Deduct) Impact of:
Share-based Compensation	786	1,226	675	2,012	1,557
Severance	94	—	17	94	17
(Gain) Loss on Sale of Assets	—	(1)	(8)	(1)	59
Loss on termination of lease	—	—	74	—	333
Deferred Rent Adjustment	—	—	—	—	(548)
Legal Settlement	(360)	—	2,325	(360)	2,327
Unrealized (Gain) Loss on Investment in Equity Security	49	45	53	94	758
Change in Fair Value of Financial Instruments	(3,913)	2,163	(5,930)	(1,750)	7,986
Loss on Loan Receivable	504	517	—	1,021	—
Impairment loss and loss on disposal of assets	6,669	697	—	7,366	—
Foreign Exchange (Gain) Loss	—	—	35	—	35
One Time Bad Debt Expense	—	—	—	—	—
One Time Adjustments	1,312	929	(43)	2,241	(43)
Total Adjustments	5,141	5,576	(2,802)	10,717	12,481

Adjusted EBITDA (Non-GAAP)	1,057	1,541	7,123	2,598	12,804

Table 3: Condensed Consolidated Statements of Cash Flows (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

	Six Months Ended
	June 30, 2022	June 30, 2021
Net Cash Provided by Operating Activities	$3,763	$2,666
Net Cash (Used in) Provided by Investing Activities	(14,802)	1,273
Net Cash Provided by (Used in) Financing Activities	38,770	(1,817)
Effect of Foreign Exchange on Cash and Cash Equivalents	(2)	23
Net Change in Cash and Cash Equivalents	27,729	2,145

Cash and Cash Equivalents, Beginning of Period	6,952	8,859

Cash and Cash Equivalents, End of Period	$34,681	$11,004

Table 4: Condensed Consolidated Balance Sheets (Select Items)

(Amounts Expressed in Thousands of United States Dollars)

($ thousands)	June 30, 2022	Dec 31, 2021
	(unaudited)	(audited)
Cash and Cash Equivalents	$6,483	$4,221
Restricted cash	28,198	2,731
Trade receivables and others	30,007	32,393
Inventories	50,230	55,583
Total Current Assets	120,187	100,613
Property, Plant & Equipment, Net	71,166	62,360
Total Assets	401,194	381,348
Total Current Liabilities	136,699	99,497
Total Long-Term Liabilities	55,507	56,186
Total Shareholders’ Equity	208,988	225,665